------------------------------------------------------------------------------

                            SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(a)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

                   [X]    Filed by the Registrant
                   [ ]    Filed by a Party other than the Registrant
                   Check the appropriate box:
                   [ ]    Preliminary Proxy Statement
                   [ ]    Confidential, for Use of the Commission Only (as
                          permitted by Rule 14a-6(e)(2))
                   [X]    Definitive Proxy Statement
                   [ ]    Definitive Additional Materials
                   [ ]    Soliciting Material Pursuant to Section 240.14a-11(c)
                          or Section 240.14a-12

                                        THERATECH, INC.
                     ----------------------------------------------
                    (Name of Registrant as Specified in its Charter)


                                        TheraTech, Inc.
                                        417 Wakara Way
                                  Salt Lake City, Utah 84108
                     ----------------------------------------------
                        (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[X]    No fee required.
[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

                           CALCULATION OF FILING FEE

(1)  Title of each class of securities to which transaction applies:      N/A
(2)  Aggregate number of securities to which transaction applies:         N/A
(3)  Per unit price or other underlying value of transaction computed
     pursuant to Exchange Act Rule 0-11:                                  N/A
(4)  Proposed maximum aggregate value of transaction:                     N/A
(5)  Total fee paid:                                                      N/A

[ ]      Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
         (1)  Amount Previously Paid:
         (2)  Form, Schedule or Registration Statement No.:
         (3)  Filing Party:
         (4)  Date Filed:

                                THERATECH, INC.
                                 417 Wakara Way
                           Salt Lake City, Utah 84108

                                 --------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 28, 1997

                                 --------------

         The Annual Meeting of Stockholders (the "Annual Meeting") of TheraTech, Inc. ("TheraTech" or the "Company"), will be held at the University Park Hotel, 480 Wakara Way, Salt Lake City, Utah 84108, on Wednesday May 28, 1997, at 10:00 a.m. Mountain Daylight Time, for the following purposes:

              1. To adopt and approve an Amendment to the Company's Restated Certificate of Incorporation to establish a classified Board of Directors composed of three classes, each class to serve for three years;

              2. To elect six (6) directors, two in each class, to hold office until the Annual Meeting of Stockholders corresponding to the classes indicated and until their respective successors have been elected or appointed;

              3. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for 1997; and

              4. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

          The foregoing matters are described in more detail in the enclosed Proxy Statement, which is attached and made a part hereof.

          The Board of Directors has fixed the close of business on April 14, 1997 as the record date for determining the Stockholders entitled to notice of and to vote at the Annual Meeting and any postponement or adjournment thereof.

          WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD AT YOUR EARLIEST CONVENIENCE TO ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING. IF YOU SEND IN YOUR PROXY AND THEN DECIDE TO ATTEND THE ANNUAL MEETING TO VOTE YOUR SHARES IN PERSON, YOU MAY STILL DO SO. YOUR PROXY IS REVOCABLE IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN THE PROXY STATEMENT.





                                        By Order of the Board of Directors,





                                        Dinesh C. Patel, Ph.D.
                                        President and Chief Executive Officer

Salt Lake City, Utah
May 1, 1997

                                  MAILED TO STOCKHOLDERS ON OR ABOUT MAY 1, 1997

                                THERATECH, INC.
                                 417 WAKARA WAY
                           SALT LAKE CITY, UTAH 84108


                                ---------------
                                PROXY STATEMENT
                                ---------------
GENERAL INFORMATION

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of TheraTech, Inc., a Delaware corporation, of proxies in the accompanying form for use in voting at the Annual Meeting of Stockholders to be held on Wednesday May 28, 1997, at 10:00 a.m. Mountain Daylight Time, at the University Park Hotel, 480 Wakara Way, Salt Lake City, Utah 84108, and any adjournment or postponement thereof. The shares represented by the proxies received, properly dated and executed, and not revoked will be voted at the Annual Meeting.

REVOCABILITY OF PROXIES

         Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

SOLICITATION AND VOTING PROCEDURES

         The solicitation of proxies will be conducted by mail and the Company will bear all attendant costs. These costs will include the expense of preparing and mailing proxy materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Annual Meeting to beneficial owners of the Company's Common Stock. The Company may conduct further solicitation personally, telephonically or by facsimile through its officers, directors and regular employees, none of whom will receive additional compensation for assisting with the solicitation.

         The close of business on April 14, 1997 has been fixed as the record date (the "Record Date") for determining the holders of shares of Common Stock of the Company entitled to notice of and to vote at the Annual Meeting. As of the close of business on the Record Date, the Company had approximately 20,626,122 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. The presence at the Annual Meeting of a majority, or approximately 10,313,062 of these shares of Common Stock of the Company, either in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Each outstanding share of Common Stock on the Record Date is entitled to one (1) vote on all matters. Directors shall be elected by a plurality of the votes cast, appointment of the Independent Auditors shall be ratified by a majority of votes cast and the Amendment to the Company's Restated Certificate of Incorporation shall be ratified by a majority of the shares entitled to vote at the Annual Meeting.

         An automated system administered by the Company's transfer agent will tabulate votes cast by proxy prior to the Annual Meeting, and an employee of the Company will tabulate votes cast in person at the Annual Meeting. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting, and each is tabulated separately.
However, abstentions and broker non-votes are not counted for purposes of determining the number of votes cast with respect to a particular proposal. In determining whether a proposal has been approved, neither abstentions nor broker non-votes are counted as votes for or against the proposal.

1.      AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO
                ESTABLISH A CLASSIFIED BOARD OF DIRECTORS

PROPOSAL

         The Board of Directors (the "Board") has unanimously approved for submission to a vote of the Stockholders of the Company (the "Stockholders") an amendment to its Restated Certificate of Incorporation (the "Amendment") to provide for division of the Board into three classes, each class to serve staggered three year terms. Members of all three classes will initially be elected at the 1997 Annual Meeting. The text of the Amendment is attached hereto as Exhibit 1, and is by this reference incorporated herein.

         The Board currently consists of six (6) directors. Pursuant to the Amendment, the Board will be divided into three (3) Classes initially consisting of two directors in each Class. After the initial election of all six directors at the 1997 Annual Meeting, the directors in Class I will serve until the 1998 Annual Meeting, those in Class II until the 1999 Annual Meeting and those in Class III until the 2000 Annual Meeting. Following subsequent elections in 1998, 1999, and 2000, respectively, directors in each Class will serve three year terms. Therefore, under the Amendment, while director elections will be held each year, no more than one Class of directors will be elected in any one year. If, prior to an election of a certain Class of directors, a vacancy in that Class occurs, such vacancy may be filled by the Board; provided that any directors elected to fill a vacancy not resulting from an increase in the number of directors shall have the same term as the Class of his or her predecessor.

         In addition, the Amendment would also require that any future amendment to the Certificate of Incorporation or the Company's Bylaws repealing or circumventing the purpose of the classified nature of the Board would require the affirmative vote of sixty-six and two-thirds percent (66.67%) of the shares of the Company's capital stock, entitled to vote, voting as a single class. Notwithstanding, if such amendment is approved by more than seventy-five percent (75%) of the entire Board, only an affirmative vote of the holders of a majority of the then outstanding capital stock would be required to approve such amendment.

POSSIBLE ADVANTAGES

         The Board believes that classification of the Board will promote continuity of membership and stability of management and policies. Absent the removal or resignation of directors, two annual elections will be required to replace a majority of the Board and to effect a forced change in the business and affairs of the Company. Thus, classification of the Board may discourage a person or an entity from acquiring a significant position in the Company with the intention of obtaining immediate control of the Board. Notwithstanding, however, a person or entity could immediately effect a change of control by garnering the affirmative vote of sixty-six and two-thirds percent (66.67%) of the votes necessary to amend the Company's most recent Certificate of Incorporation to eliminate classification of the Board.

         In the opinion of the Board, in addition to making it more difficult for any one person or entity to take immediate control of the Company, providing for classification of the Board will also serve to assure continuity and stability in leadership and policy of the Company. Inasmuch as approximately two-thirds of the directors at any time will have had prior experience on the Board, the Company's management will remain relatively stable through each year's election.

         The Board is currently unaware of any efforts to obtain control of the Company.

POSSIBLE DISADVANTAGES

         Notwithstanding the possible advantages discussed above, the Amendment may also result in certain disadvantages for the Stockholders. First, classification of the Board may make it difficult to immediately effect the removal of one or more directors not up for election in a given year, who in the opinion of the Stockholders and in the best interest of the Company should be removed. In particular, Stockholders may be precluded from replacing a director by simply voting for an alternative candidate at an annual election, because each director will stand for election only once every three years. Accordingly, a classified Board limits Stockholder participation in determining the management of the Company and modifies the present ability of Stockholders to replace board members each year.

         As noted above, the Amendment may also have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire control of the Company. This effect could discourage bids for the Company's capital stock at a premium over its market price or otherwise limit the price that certain investors might be willing to pay in the future for shares of such capital stock.

STOCKHOLDER VOTE NECESSARY FOR APPROVAL

         Under Delaware corporation law, the affirmative vote of the holders of a majority of all the Company's issued and outstanding shares of capital stock, entitled to vote at the 1997 Annual Meeting, is required to adopt the Amendment. Assuming requisite Stockholder approval, the Amendment will become effective upon the filing of a Certificate of Amendment to the Company's Restated Certificate of Incorporation with the Delaware Secretary of State.

         Unless marked otherwise, proxies received will be voted FOR the Amendment to the Company's Restated Certificate of Incorporation to establish a classified Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO ESTABLISH A CLASSIFIED BOARD OF DIRECTORS



2.                           ELECTION OF DIRECTORS

         The Board has nominated the six (6) persons listed in the table below to serve as directors of the Company. If the proposal to classify the Board of Directors is adopted, the six (6) directors to be elected at the Annual Meeting will serve terms as noted below and until their respective successors are elected or appointed or until their earlier resignation or removal. If the proposal to classify the Board of Directors is not adopted, the directors to be elected will serve until the next Annual Meeting and until their respective successors are elected or appointed or until their earlier resignation or removal. In the event any nominee is unable or unwilling to serve as a nominee, the proxies may be voted for the balance of those nominees named and for any substitute nominee designated by the present Board or the proxy holders to fill such vacancy, or for the balance of those nominees named without nomination of a substitute. The Board has no reason to believe that any of the persons named will be unable or unwilling to serve as a nominee or as a director if elected.

         Directors are to be elected to fill each class and to serve terms as indicated below:



NAME                          CLASS            TERM
----                          -----            ----
Dinesh C. Patel               Class III        2000 Annual Meeting
William I. Higuchi            Class I          1998 Annual Meeting
Gary L. Crocker               Class II         1999 Annual Meeting
Jay J. Pisik                  Class I          1998 Annual Meeting
James T. O'Brien              Class II         1999 Annual Meeting
Boyd J. Poulsen               Class III        2000 Annual Meeting

         Unless marked otherwise, proxies received will be voted FOR the election of each of the nominees named above.

         Certain information about the nominees who are continuing directors is furnished below:

         Dinesh C. Patel, Ph.D., age 46, a founder of the Company, has served as President and Chief Executive Officer and as a director of the Company since its inception in 1985. Prior to founding the Company, from 1981 to 1985, Dr. Patel established and managed the drug delivery group at Alcon Laboratories where he was responsible for developing ocular and transdermal drug delivery systems. Dr. Patel received his B.S. from Gujarat University, India, in 1973, his M.S. from Philadelphia College of Pharmacy & Science in 1975 and his Ph.D. in Pharmaceutics from the University of Michigan in 1978.

         William I. Higuchi, Ph.D., age 66, a founder of the Company, has served as Chairman of the Board of Directors since the Company's inception in 1985. Dr. Higuchi has been Distinguished Professor and Chairman of the Department of Pharmaceutics and Pharmaceutical Chemistry at the University of Utah since 1982, and is the current Editor-in-Chief of the Journal of Pharmaceutical Sciences. He received his B.A. from San Jose State University in 1952 and his Ph.D. in Chemistry from the University of California, Berkeley in 1956.

         Gary L. Crocker, age 45, has served as a director of the Company since 1985. Since 1983 he has been President and Chief Executive Officer of Research Medical, Inc., a manufacturer of cardiovascular hospital supplies and specialty pharmaceuticals, which in early 1997 was acquired by Baxter International. Mr. Crocker served as Vice President of Marketing and Business Development of Abbott Laboratories' Critical Care Division from 1979 to 1983. Mr. Crocker earned his B.A. from Harvard College in 1976 and his M.B.A. from Harvard Business School in 1978.

         Jay J. Pisik, age 64, serves as President of Pisik Consulting Group, which addresses the domestic and international regulatory, quality assurance, and research and development needs of smaller drug and medical device companies. Mr. Pisik retired from Abbott Laboratories in 1989 after 21 years serving in several executive capacities, including Vice President of Quality Assurance & Regulatory Affairs, and Vice President of Scientific Affairs & Quality Assurance (International). Mr. Pisik earned his B.S. in Pharmacy from Fordham University in 1954, and his M.S. in Pharmaceutical Administration from Long Island University in 1966.

         James T. O'Brien, age 58, has served as President and Chief Executive Officer of O'Brien Marketing and Communications since September 1996, and as Chairman of Access Corporation, an employment data base company, since October 1991. From 1989 through 1991, he served as the President and Chief Operating Officer of Elan Corporation, plc, a pharmaceutical drug delivery company, where he was responsible for Elan's worldwide operations and subsidiaries. From 1986 to 1989, Mr. O'Brien was President and Chief Executive Officer of O'Brien Pharmaceuticals, Inc., a company of which he was the founder. Prior to forming O'Brien Pharmaceuticals, Inc., Mr. O'Brien held several positions with the Revlon Health Care Group, most recently as President of its ethical products division, which included USV Laboratories and the Armour Pharmaceutical Company. Mr. O'Brien received his B.S. degree in Business Administration from Benedictine College in 1960.

         Boyd J. Poulsen, Ph.D., age 63, is an independent pharmaceutical management consultant. Prior to retiring from Syntex (U.S.A.) Inc. ("Syntex") in April 1994, he served for 29 years with the Research Division of Syntex. From 1989 to 1994, he held the position of Senior Vice President and was responsible for all pharmaceutical development. He was also a member of the Syntex Management Committee and operating management for Syntex. Dr. Poulsen received his B.S. in Pharmacy from Idaho State College in 1956 and his Ph.D. from the University of Wisconsin, Madison in 1963.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL NOMINEES NAMED.



3.            RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         Ernst & Young LLP has served as the Company's independent auditors since 1987 and has been recommended by the Board as the Company's independent auditors for 1997. In the event that ratification of this selection of auditors is not approved by a majority of the shares of Common Stock voting at the Annual Meeting in person or by proxy, management will review its future selection of auditors. Unless marked to the contrary, proxies received will be voted FOR ratification of the appointment of Ernst & Young LLP as the independent auditors for the current year.

         Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting with the opportunity to make a statement, if they desire to do so, and they are expected to be available to respond to appropriate questions.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR 1997.

                     THE BOARD OF DIRECTORS AND COMMITTEES

         If the proposal to classify the Board of Directors is approved, all directors will hold office until the annual meeting of Stockholders in the year corresponding to the classes shown above and until their successors have been duly elected and qualified. Otherwise, all directors will hold office until the next Annual Meeting of Stockholders or until their earlier resignation or removal. There are no family relationships among any of the directors or executive officers of the Company.

         The Company's Board of Directors met four times during 1996. None of the directors attended fewer than 75 percent of all the meetings of the Board and those committees of the Board on which he served. Each director who is not an employee of the Company receives a $1,000 fee for each Board meeting attended and $250 for each Committee meeting attended, plus payment of out-of-pocket expenses. Directors of the Company who are not employees of the Company also are eligible to receive certain grants of options under the TheraTech, Inc. 1992 Directors' Stock Option Plan (the "Directors' Plan").

         The Audit Committee currently consists of Mr. Crocker and Mr. O'Brien. The Audit Committee, which met three times in 1996, reviews management's plans for engaging the Company's independent auditors and recommends to the Board the engagement of the firm of certified public accountants to audit the financial statements of the Company for the fiscal year for which they are appointed.
The Audit Committee also monitors the effectiveness of the audit effort and the Company's financial and accounting organization.

         The Compensation and Stock Option Committee (the "Compensation Committee"), which currently consists of Messrs. Crocker and Pisik and Dr. Poulsen, met two times in 1996. Its functions are to establish and review the compensation policies applicable to the Company's executive officers and to administer the TheraTech, Inc. 1992 Employees' Stock Option Plan (the "Employees' Plan") and 1993 Employee Stock Purchase Plan (the "Purchase Plan"), including determining the individuals to receive options and the terms of such options. The Directors' Plan is administered by the Board of Directors.

         The Board of Directors does not have a nominating committee or a committee performing the functions of a nominating committee. Although there are no formal procedures for Stockholders to recommend nominations, the Board of Directors will consider recommendations from Stockholders, which should be addressed to Alexander L. Searl, Secretary, at the Company's address set forth above.

                               EXECUTIVE OFFICERS

Dinesh C. Patel, Ph.D., age 46, a founder of the Company, has served as President and Chief Executive Officer and as a director of the Company since its inception in 1985. Prior to founding the Company, from 1981 to 1985, Dr. Patel established and managed the drug delivery group at Alcon Laboratories where he was responsible for developing ocular and transdermal drug delivery systems. Dr. Patel received his B.S. from Gujarat University, India, in 1973, his M.S. from Philadelphia College of Pharmacy & Science in 1975 and his Ph.D. in Pharmaceutics from the University of Michigan in 1978.

Charles D. Ebert, Ph.D., age 43, has served as Senior Vice President, Research and Development of the Company since 1992, and as Vice President, Research and Development since 1987. Prior to joining TheraTech he was Director of Research and Development at Cygnus Therapeutic Systems from 1986 to 1987 where he directed the development of transdermal products. During the period from 1984 to 1986 he was Senior Research Scientist and Manager in the Systems Development Group of Ciba-Geigy Corporation, responsible for the development of new transdermal, gastrointestinal and mucosal drug delivery systems. Dr. Ebert received his B.S. in Biology from the University of Utah in 1977 and his Ph.D. in Pharmaceutics from the University of Utah in 1981.

Alexander L. Searl, age 54, joined TheraTech in March 1995 as Senior Vice President and Chief Financial Officer. Prior to joining TheraTech, Mr. Searl was Executive Vice President and Treasurer of Salt Lake City-based American Stores Company from 1992 to February 1995. Previously, he served 21 years at Hercules Incorporated. In his more recent positions at Hercules, from 1991 to 1992, Mr. Searl served as Vice President, Finance and Control at Hercules Chemical Specialties Co., and from 1974 to 1991, in the company's corporate offices as Vice President and Treasurer. Mr. Searl earned his B.A. in Business and Sociology from Syracuse University in 1966, as well as his M.B.A. from Syracuse University in 1972.

Ramesh Acharya, Ph.D., age 55, joined TheraTech in February 1994 as Vice President, Oral Drug Products Research and Development. Prior to joining TheraTech, in June 1991 Dr. Acharya founded Oramed, Inc. and served as a Partner and President through January 1994. In an earlier position he served as Vice President and General Manager of Ipharm, Inc., a Division of Lyphomed, Inc. Dr. Acharya received his M.S. in Pharmacy from the University of Pacific in 1967 and his Ph.D. in Pharmacy from the University of Illinois at Chicago in 1971.

Deborah A. Eppstein, Ph.D., age 48, joined TheraTech in March 1992 as Vice President, Corporate Planning. From 1978 until joining TheraTech, Dr. Eppstein was employed by Syntex Corporation, most recently as Director of Business Development for Biotechnology and Drug Delivery. Dr. Eppstein received her B.A. from Grinnell College in 1970 and her Ph.D. in Biochemistry from the University of Arkansas in 1975.

William R.. Good, Ph.D., age 56, joined TheraTech in June 1993 as Vice President, Product Development. From 1970 until joining the Company, Dr. Good was employed at Ciba-Geigy Corporation, most recently as Executive Director of Pharmaceutical Research, where he was responsible for the development of several products including Transderm Nitro(TM) and Estraderm(TM). He has been Adjunct Professor of Pharmaceutics at the University of Utah since 1983. Dr. Good received his B.S. in Chemistry and his M.S. in Chemical Physics from the University of Akron in 1967 and 1970, respectively, and his Ph.D. in Polymer Physical Chemistry from the University of Freiburg (West Germany) in 1979.

Donald E. Mantle, age 57, has served as Vice President, Quality Assurance/Quality Control since January 1994 and as Director of Quality Assurance/Quality Control since September 1992. Prior to joining TheraTech, Mr. Mantle was employed at Schering Laboratories (Key Pharmaceuticals, Inc.) from 1980 to 1992 and held several technical positions which included Manager of Quality Assurance, Manager of Quality Control, and Senior Scientist of Technical Services. He received his B.S. in Chemistry from Illinois College in 1961.

Norman A. Mazer, MD, Ph.D., age 44, has served as Vice President, Clinical Research, of the Company since January 1993. Dr. Mazer joined TheraTech in July 1987 as Principal Scientist, Research and Development and was named Director of Clinical Research in May 1990. Prior to joining TheraTech, Dr. Mazer spent more than four years at Sandoz Pharmaceutical Co. (Basle, Switzerland). Dr. Mazer received his B.S. in Physics from the Massachusetts Institute of Technology in 1973, his M.D. from Harvard Medical School in 1978 and his Ph.D. in Physics from the Massachusetts Institute of Technology in 1978. In addition to his duties at TheraTech, Dr. Mazer is an Adjunct Professor in the Department of Pharmaceutics, University of Utah, where he teaches a graduate course entitled, "A Systems Approach to Drug Delivery."

Ichiro Nakatomi, Ph.D., age 46, joined TheraTech in January 1991 as Vice President, Business Development. Prior to joining TheraTech, Dr. Nakatomi served as Licensing Coordinator, responsible for worldwide licensing, and as Manager of Product Planning and Development of Hisamitsu Pharmaceutical Co., Tokyo, Japan. Dr. Nakatomi received his B.S. in Pharmacy from Science University of Tokyo, Japan in 1974, and his M.S. in Pharmacology and Medicinal Chemistry from Northeastern University in 1978. He received his Ph.D. in Pharmacology from the Gifu Pharmaceutical University in 1983.

Raymond S. Varnackas, age 54, has served as Vice President, Technical Operations of the Company since September 1992. From 1972 until joining TheraTech, Mr. Varnackas was employed by Ciba-Geigy Corporation in various management positions relating to the manufacture of a variety of pharmaceutical dosage forms, including transdermal drug delivery systems. In 1986, Mr. Varnackas was named Associate Director of Technical Services. Mr. Varnackas received his B.S. in Biology from the University of Dayton in 1964.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information that has been provided to the Company with respect to beneficial ownership of the Company's Common Stock as of March 31, 1997(3) for (i) each person known by the Company to own beneficially more than five percent of the Company's Common Stock, (ii) each executive officer named in the Summary Compensation Table below who beneficially owns shares, (iii) each director and nominee for director of the Company, and (iv) all directors, nominees for director and executive officers of the Company who beneficially own shares, as a group. Unless otherwise indicated, the address of each person or entity listed is TheraTech, Inc., 417 Wakara Way, Salt Lake City, Utah 84108.

                                                                         NUMBER          PERCENTAGE
                                                                           OF           BENEFICIALLY
                                                                         SHARES           OWNED(1)
                                                                       ----------       ------------
       Chancellor LGT Asset Management, Inc.
       1166 Avenue of the Americas
       New York, New York 10036(3) . . . . . . . . . . . . . . . . . .  3,562,650           17.3%
       Dinesh C. Patel, Ph.D.(2) . . . . . . . . . . . . . . . . . . .  2,856,078           13.7
       William I. Higuchi, Ph.D.(2)  . . . . . . . . . . . . . . . . .  2,378,034           11.5
       Gary L. Crocker(2)        . . . . . . . . . . . . . . . . . . .    568,100            2.8
       Charles D. Ebert, Ph.D.(2)  . . . . . . . . . . . . . . . . . .    180,500            *
       Alexander L. Searl(2) . . . . . . . . . . . . . . . . . . . . .     97,650            *
       Norman A. Mazer, M.D., Ph.D.(2) . . . . . . . . . . . . . . . .     90,251            *
       William R. Good, Ph.D.(2) . . . . . . . . . . . . . . . . . . .     87,625            *
       Jay J. Pisik(2) . . . . . . . . . . . . . . . . . . . . . . . .     38,750            *
       James T. O'Brien(2) . . . . . . . . . . . . . . . . . . . . . .     34,250            *
       Boyd J. Poulsen, Ph.D.(2) . . . . . . . . . . . . . . . . . . .     32,750            *
       All directors and executive officers as a group
       (15 persons)(2) . . . . . . . . . . . . . . . . . . . . . . . .  7,328,818           35.3%

--------------------------

*Less than one percent.

(1) Percentage beneficially owned is based on 20,612,122 total shares of Common Stock outstanding as of March 31, 1997.

(2) Includes options, both vested and which will become vested during the 60-day period following March 31, 1997, in the following amounts: Dr. Patel, 310,002 shares; Dr. Higuchi, 35,000 shares; Mr. Crocker, 35,000 shares; Dr. Ebert, 177,500 shares; Mr. Searl, 92,000 shares; Dr. Mazer, 90,251 shares; Dr. Good, 83,125 shares; Mr. Pisik, 37,250 shares; Mr. O'Brien, 31,250 shares; Dr. Poulsen, 31,250 shares; and all directors and executive officers as a group, 1,503,385 shares.

(3) These shares are owned as of December 31, 1996 collectively by (i) Chancellor LGT Asset Management, Inc., a California Corporation, whose principle business is providing investment advisory services to registered investment companies and institutional investors, (ii) its wholly owned subsidiary, Chancellor LGT Trust Company, a New York State chartered trust company whose principle business is providing institutional investment management services and (iii) LGT Asset Management, Inc., the holding company for Chancellor LGT Asset Management, Inc. Chancellor LGT Asset Management, Inc. is a wholly owned subsidiary of LGT Asset Management, Inc. LGT Asset Management, Inc. is an indirect wholly owned subsidiary of Liechtenstein Global Trust, AG. Liechtenstein Global Trust, AG which has numerous worldwide affiliates is controlled by The Prince of Liechtenstein Foundation, a parent organization for the various business enterprises of the Princely Family of Liechtenstein.

                             EXECUTIVE COMPENSATION

COMPENSATION TABLES

         The following tables set forth certain information concerning compensation of and stock options held by the Company's Chief Executive Officer and its four other most highly compensated executive officers (hereinafter referred to as the "named executive officers").

                           SUMMARY COMPENSATION TABLE

                                                                          LONG-TERM
                                                                         COMPENSATION
                                              ANNUAL COMPENSATION           AWARDS
                                            -----------------------      ------------
                                                                          SECURITIES
                                                                          UNDERLYING     ALL OTHER
                                   YEAR      SALARY          BONUS         OPTIONS      COMPENSATION
                                   ----      ------          -----        --------     -------------
Dinesh C. Patel, Ph.D.  . . . . .  1996     $220,132        $30,000       37,000      $  29,817(1)(2)
  President and Chief              1995      199,894         48,000       37,500         29,296
  Executive Officer                1994      178,333         35,000       37,500         27,828

Charles D. Ebert, Ph.D. . . . . .  1996      155,398         30,000       18,500         17,896(1)(2)
  Senior Vice President,           1995      142,870         25,000       18,750         17,166
  Research and Development         1994      129,149         15,500       18,750         13,940

Alexander L. Searl  . . . . . . .  1996      149,612         30,000       18,500         21,376(1)(2)
 Senior Vice President and         1995      101,231(3)      20,000      163,502         17,229
 Chief Financial Officer           1994           --             --           --             --

Norman A. Mazer, M.D., Ph.D.  . .  1996      131,702         20,000       10,000         13,574(1)(2)
  Vice President, Clinical         1995      120,955         15,000       10,500         13,017
  Research                         1994      107,931         12,500       10,500          9,765

William R. Good, Ph.D.  . . . . .  1996      126,542         20,000       10,000         13,030(2)
  Vice President, Development      1995      116,425         15,000       10,500         12,571
                                   1994      104,562         12,500       10,500         14,389(4)


(1) Includes matching contributions paid by the Company in 1996 on behalf of the named executive officers under the Company's qualified 401(k) Retirement Plan in the following amounts: Dr. Patel, $4,403; Dr. Ebert, $4,662; Mr. Searl, $1,926; and Dr. Mazer, $4,280.

(2) Includes premiums paid by the Company in 1996 for life and health insurance policies covering the named executive officers in the following amounts: Dr. Patel, $25,414; Dr. Ebert, $13,234; Mr. Searl, $19,450; Dr. Mazer, $9,294; and Dr. Good, $13,030.

(3)      Mr. Searl commenced employment at the Company in March 1995.

(4) Includes $4,037 reimbursement of moving costs upon commencement of employment with the Company.

OPTION GRANTS IN LAST FISCAL YEAR

         The following table provides certain information with respect to stock options granted to the named executive officers in 1996. In addition, as required by Securities and Exchange Commission (the "SEC") rules, the table sets forth the hypothetical gains that would exist for the respective options based on assumed rates of annual compound price appreciation during the option term.



                                                   INDIVIDUAL GRANTS
                                      -----------------------------------------------
                                                   % OF
                                                   TOTAL
                                                  OPTIONS                                  POTENTIAL REALIZABLE VALUE
                                     NUMBER OF    GRANTED                                  AT ASSUMED ANNUAL RATE OF
                                    SECURITIES      TO                                    STOCK PRICE APPRECIATION FOR
                                    UNDERLYING   EMPLOYEES   EXERCISE                            OPTION TERM(1)
                                     OPTIONS    IN FISCAL   PRICE PER      EXPIRATION     ----------------------------
               NAME                  GRANTED      YEAR       SHARE            DATE           5%                 10%
 -------------------------------    ----------  ---------  -----------     ----------     --------           ---------
 Dinesh C. Patel, Ph.D.  . . . .       8,088       3.01%    $ 12.375         9/10/01       $ 27,653          $ 61,105
                                      28,912      10.77       11.25          9/10/01         89,863           198,574
                                      ------      -----                                     -------           -------
                                      37,000      13.78                                     117,516           259,679

 Charles D. Ebert, Ph.D.   . . .      18,500       6.89       11.25          9/10/06        130,889           331,698

 Alexander L. Searl. . . . . . .      18,500       6.89       11.25          9/10/06        130,889           331,698

 Norman A. Mazer, M.D., Ph.D.  .      10,000       3.72       11.25          9/10/06         70,751           179,296

 William R. Good, Ph.D.  . . . .      10,000       3.72       11.25          9/10/06         70,751           179,296

-------------------------

(1) Potential realizable value is determined by applying an amount equal to the fair market value on the date of grant to the stated annual appreciation rate compounded annually for the remaining term of the option, subtracting the exercise price at the end of the period and multiplying the remaining number by the number of shares subject to the option. Actual gains, if any, on stock option exercise and Common Stock holdings are dependent upon a number of factors, including the future performance of the Common Stock, overall stock market conditions, and the timing of option exercises, if any. There can be no assurance that the amounts reflected in this table will be achieved.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

         The following table sets forth certain information with respect to stock options exercised by the named executive officers during 1996, including the aggregate value of gains on the date of exercise. In addition, the table sets forth the number of shares covered by stock options as of December 31, 1996, and the value of "in-the-money" stock options, which represents the positive spread between the exercise price of a stock option and the year-end market price of the shares subject to such option on December 31, 1996.

                                                             NUMBER OF SECURITIES
                                                            UNDERLYING UNEXERCISED           VALUE OF UNEXERCISED IN-THE-
                                SHARES                          OPTIONS AT FY-END             MONEY OPTIONS AT FY-END(1)
                               ACQUIRED          VALUE     --------------------------       -------------------------------
           NAME              ON EXERCISE       REALIZED    EXERCISABLE /UNEXERCISABLE         EXERCISABLE / UNEXERCISABLE
 ----------------------       -----------      ----------   -------------------------       -------------------------------
 Dinesh C. Patel, Ph.D.         157,500        $1,201,250      310,002          --            $ 2,204,142         $    --
 Charles D. Ebert, Ph.D.         15,000           215,000      177,500       7,500              1,379,280           72,476
 Alexander L. Searl                 --                 --       62,000     120,002                257,121          750,013
 Norman A. Mazer, M.D., Ph.D.    21,000           282,000       90,251       7,500                468,071           24,375
 William R. Good, Ph.D.          10,500            78,750       83,125      45,000                321,161          206,253

-------------------------

(1) Calculated on the basis of the last reported sale price per share of $13.25 for the Company's Common Stock on the NASDAQ
         National Market on December 31, 1996.

REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE

         Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph shall not be deemed to be incorporated by reference into any such filings.

         The Company's executive compensation policies and programs developed by the Board of Directors seek to achieve two fundamental goals: (i) to increase continually the Company's performance and Stockholder value by linking a portion of executive officer compensation to Company financial performance, and (ii) to reward superior executive officers with pay incentives adequate to retain them in the future in the face of considerable competition for executive talent within the drug delivery and biotechnology industries.

         Compensation for each of the Company's executive officers consists of a base salary, an annual bonus and long-term incentive compensation in the form of stock option grants. Information obtained from available surveys of executive compensation in the biotechnology industry is used to determine total compensation levels. Contingent upon the fulfillment of performance factors discussed below, the Compensation Committee then awards a bonus in the form of cash and/or stock options at the end of the fiscal year to bring a given executive officer's compensation to what the Board believes is an appropriate level.

         To ensure a clear and centralized focus on all aspects of executive compensation for future fiscal years, the Board in March 1992 formed the Compensation Committee, which is currently composed of Messrs. Crocker and Pisik and Dr. Poulsen. In addition to administering the Employees' Plan, the Compensation Committee is authorized by the Board, among other things, to establish and review annually the general compensation policies applicable to the Company's executive officers, including the relationship of Company financial performance to executive compensation and the basis for the Chief Executive Officer's compensation during each fiscal year. The Compensation Committee is also authorized to review and approve the level of compensation paid to the Chief Executive Officer and the Company's other executive officers during each fiscal year. The focus on bonus and stock option compensation reflects the Compensation Committee's commitment to reward the accomplishments of specific goals and contributions.

         The Compensation Committee met in September and December 1996 to evaluate the performance and set the incentive compensation payable to the Chief Executive Officer and the Company's other executive officers and employees for the 1997 fiscal year. In general, the performance factors utilized by the Compensation Committee to evaluate whether bonuses should be granted to Company executive officers for the 1996 fiscal year are quantifiable and include, but were not limited to, the following: progress in clinical trials, regulatory matters and capitalization of the Company; the officer's overall individual performance in his or her position and relative contribution during the year; adherence to department budgeted expense plans; earnings objectives; and the Board's desire to retain the executive officer in the face of considerable competition for executive talent within the industry. The Board, and the Compensation Committee on a prospective basis, may modify the foregoing criteria or select other performance factors with respect to other executive bonus awards for a given fiscal year.

         Based on its evaluation of these factors, the Compensation Committee believes that the Company's executive officers are committed to achieving positive long-term financial performance and enhanced Stockholder value, and that the compensation policies and programs discussed in this report have motivated the Company's executive officers to work toward these long-term goals oriented to increasing Stockholder value.

         In evaluating the performance and setting the bonus compensation of the Chief Executive Officer, the Compensation Committee considered specifically the following factors: Dr. Patel's leading role in 1996 in managing the Company's relationships with key strategic partners including Procter & Gamble Pharmaceuticals, Inc., SmithKline Beecham, Eli Lilly, Wyeth-Ayerst and Pfizer Inc., and the Company's significant progress in product development in cooperation with those partners; Dr. Patel's continued management responsibilities as President and Chief Executive Officer of a public company with over 230 employees; the attainment of specific personal goals on select corporate objectives as defined by the Compensation Committee; and Dr. Patel's overall performance as President and Chief Executive Officer during 1996.

         No member of the Compensation Committee is a former or current officer or employee of the Company.

         Compensation Policy Regarding Deductibility. The Company is required to disclose its policy regarding qualifying executive compensation for deductibility under Section 162(m) of the Internal Revenue Code of 1986, as amended, which provides that, for purposes of the regular income tax and the alternative minimum tax, the otherwise allowable deduction for compensation paid or accrued with respect to a covered employee of a publicly-held corporation is limited to no more than $1 million per year. For the fiscal year ended December 31, 1996, no executive officer of the Company received $1 million in total compensation, nor does the Company anticipate that compensation payable to any executive officer will exceed $1 million for fiscal 1997.



                                Compensation and Stock Option Committee

                                Gary L. Crocker
                                Jay J. Pisik
                                Boyd J. Poulsen, Ph.D.





May 1, 1997

                               PERFORMANCE GRAPH

         The following chart compares the change in the cumulative total Stockholder return on the Company's Common Stock since May 13, 1992 through the fiscal year ended December 31, 1996, with the cumulative total return on the CRSP Total Return Index for The NASDAQ Stock Market (U.S. Companies) and the NASDAQ Total Return Industry Index for Pharmaceutical Stocks. The comparison assumes $100 was invested on May 13, 1992 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends. The stock price performance shown on the graph below is not necessarily indicative of future price performance.

                                             THE NASDAQ        NASDAQ
                                            STOCK MARKET    PHARMACEUTICAL
                          THERA TECH, INC.     (U.S.)          STOCKS
                          ---------------   ------------   ----------------
  5/13/92       May             100             100             100
  6/30/92       Jun              72              97             102
  7/31/92       Jul              77             100             107
  8/31/92       Aug              93              97              98
  9/30/92       Sep             110             101              96
 10/30/92       Oct             140             105             102
 11/30/92       Nov             202             113             118
 12/31/92       Dec             203             117             117
  1/29/93       Jan             190             120             109
  2/26/93       Feb             158             116              83
  3/31/93       Mar             207             119              84
  4/30/93       Apr             183             114              85
  5/28/93       May             183             121              88
  6/30/93       Jun             170             122              89
  7/30/93       Jul             183             122              86
  8/31/93       Aug             183             128              91
  9/30/93       Sep             190             132              96
 10/29/93       Oct             210             135             105
 11/30/93       Nov             220             131             102
 12/31/93       Dec             200             134             104
  1/31/94       Jan             197             139             107
  2/28/94       Feb             190             137              98
  3/31/94       Mar             180             129              85
  4/29/94       Apr             173             127              81
  5/31/94       May             190             127              80
  6/30/94       Jun             163             123              74
  7/29/94       Jul             157             125              76
  8/31/94       Aug             183             133              85
  9/30/94       Sep             180             133              83
 10/31/94       Oct             148             136              81
 11/30/94       Nov             153             131              81
 12/30/94       Dec             123             131              78
  1/31/95       Jan             118             132              83
  2/28/95       Feb             140             139              86
  3/31/95       Mar             153             143              85
  4/28/95       Apr             168             148              87
  5/31/95       May             160             152              88
  6/30/95       Jun             185             164              98
  7/31/94       Jul             203             176             107
  8/31/95       Aug             200             180             119
  9/29/95       Sep             230             184             123
 10/31/95       Oct             250             183             118
 11/30/95       Nov             253             187             124
 12/29/95       Dec             240             186             143
  1/31/96       Jan             223             187             156
  2/29/96       Feb             293             194             153
  3/29/96       Mar             283             195             149
  4/30/96       Apr             307             211             157
  5/31/96       May             310             220             162
  6/28/96       Jun             257             210             145
  7/31/96       Jul             180             192             129
  8/30/96       Aug             215             202             139
  9/30/96       Sep             205             218             148
 10/31/96       Oct             221             216             142
 11/29/96       Nov             225             229             139
 12/31/96       Dec             265             229             144

      COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN
                        COMENSATION DECISIONS

         During 1996, the Compensation and Stock Option Committee, established levels of compensation for the Company's executive officers. Messrs. Crocker and Pisik and Dr. Poulsen currently serve as members of the Compensation and Stock Option Committee of the Company's Board of Directors.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The Company during 1996 was not a party to any transaction, nor did it have any relationship, requiring disclosure hereunder pursuant to applicable regulations under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                             STOCKHOLDER PROPOSALS

         To be considered for presentation to the annual meeting of the Company's Stockholders to be held in 1998, a Stockholder proposal must be received by Alexander L. Searl, Secretary, TheraTech, Inc., 417 Wakara Way, Salt Lake City, Utah 84108, no later than January 1, 1998.

               COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors and persons who own more than ten percent of the Company's Common Stock (collectively, "Reporting Persons") to file reports of ownership and changes in ownership with the SEC. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on its review of the copies of such forms received or written representations from certain Reporting Persons that no Forms 5 were required, the Company believes that, apart from Dr. William I. Higuchi who filed late his Form 4 in connection with a sale of shares, during fiscal 1996 all the Reporting Persons complied with all applicable filing requirements.

                                 OTHER MATTERS

         Solicitation Expenses. The expense of printing and mailing proxy material will be borne by the Company. In addition to the solicitation of proxies by mail, solicitation may be made by certain directors, officers and other employees of the Company by personal interview, telephone or facsimile. No additional compensation will be paid for such solicitation. The Company will request brokers and nominees who hold stock in their names to furnish proxy material to beneficial owners of the shares and will reimburse such brokers and nominees for their reasonable expenses incurred in forwarding solicitation material to such beneficial owners.

         Other Matters. The Board of Directors knows of no other business which will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgments of the persons voting the proxies.

         It is important that the proxies be returned promptly and that your shares be represented.

         Stockholders are urged to fill in, sign and promptly return the accompanying form in the enclosed envelope.



                                        By Order of the Board of Directors



                                        Dinesh C. Patel, Ph.D.
                                        President and Chief Executive Officer





May 1, 1997
Salt Lake City, Utah

                                                                       Exhibit 1

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                     RESTATED CERTIFICATE OF INCORPORATION

                               OF THERATECH, INC.

         TheraTech, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"),

         DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of the Corporation, by duly adopted resolutions setting forth a proposed amendment to the Restated Certificate of Incorporation of the Corporation, declared to the stockholders of the Corporation (the "Stockholders") that the proposed amendment was advisable and authorized the officers of the Corporation to submit such proposed amendment to the Stockholders for their consideration. Such proposed amendment is set forth as follows:

         (____) The number of directors of the corporation shall be determined in accordance with the Bylaws of the Corporation and may be increased or decreased from time to time in such a manner as may be described in the Bylaws.

         The directors shall be divided into three classes as nearly equal in number as possible, and no class shall include less than one (1) director. Class I directors shall be elected initially for a term expiring at the 1998 annual meeting of stockholders, Class II directors shall be elected initially for a term expiring at the 1999 annual meeting of stockholders and Class III directors shall be elected initially for a term expiring at the 2000 annual meeting of stockholders. The foregoing notwithstanding, each director shall serve until his or her successor is elected and qualified or until he or she shall resign, become disqualified, disabled or shall otherwise be removed. Whenever a vacancy occurs on the Board of Directors, a majority of the remaining directors shall have the power to fill the vacancy by electing a successor director to fill that portion of the unexpired term resulting from the vacancy. Directors elected to fill a vacancy shall hold office until the Class to which they shall have been elected expires.

         At any annual meeting of stockholders, directors chosen to succeed those whose terms expire at such annual meeting shall be elected for a term of office expiring at the third succeeding annual meeting of stockholders following their election. If the number of directors is increased by the Board of Directors, there shall be no classification of the additional directors until the next annual meeting of stockholders. Any newly created directorships or any decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as possible.

         Any director may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of the then outstanding shares of capital stock of the corporation entitled to vote generally for the election of directors (the "Voting Stock"), voting together as a single class.

         Notwithstanding anything contained in this Restated Certificate to the contrary, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the then outstanding Voting Stock, voting together as a single class, shall be required to amend or repeal, or adopt any provision of this Restated Certificate or the Company's Bylaws, inconsistent with this Paragraph _____ of Article ______. Notwithstanding the foregoing, however, if such amendment, repeal or adoption of this Restated Certificate or the Company's Bylaws is approved by an affirmative vote of at least seventy-five percent (75%) of the entire Board of Directors, an affirmative vote of the holders of a majority of the then outstanding Voting Stock, voting as single class, shall be required to adopt such provision, amendment or to repeal such provision.

         SECOND: That thereafter, pursuant to resolution of its Board of Directors, the proposed amendment was submitted to the stockholders of the Corporation at its 1997 Annual Meeting of Stockholders and the necessary number of shares required by statute were voted in favor of such amendment.

         THIRD: That such amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware, as amended.

         IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed this ______________ day of May, 1997.



                     BY:___________________________

                     Dinesh C. Patel, President



                     ATTEST:_______________________

                                                                      Appendix A

  P                          THERATECH, INC
  R                         417 WAKARA WAY
  O                      SALT LAKE CITY, UTAH 84108
  X     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF  DIRECTORS
  Y                FOR THE ANNUAL MEETING ON MAY 28, 1997

         DINESH C. PATEL, Ph.D., WILLIAM I. HIGUCHI, Ph.D. and ALEXANDER L. SEARL, or any of them, each with the power of substitution, are hereby authorized to represent and vote all the shares of the Common Stock of TheraTech, Inc. (the "Company") which the undersigned is entitled to vote, together with all other powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of the Company to be held at the University Park Hotel, 480 Wakara Way, Salt Lake City, Utah 84108 on Wednesday, May 28, 1997, and any adjournments or postponements thereof.

         SEE REVERSE SIDE: IF YOU WISH TO VOTE FOR APPROVAL OF THE THREE PROPOSALS LISTED ON THE REVERSE SIDE, SIGN AND DATE ON THE REVERSE SIDE. YOU NEED NOT MARK ANY BOXES.

                       CONTINUED AND TO BE SIGNED ON REVERSE SIDE


                                                           -----------
                                                           SEE REVERSE
                                                               SIDE
                                                           ------------

[X]   Please
       mark
     votes as
      in this
      example.

   Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of all director nominees as set forth in the table below and FOR proposals 1 and 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the annual meeting.

   The Board of Directors recommends a vote FOR election of all director nominees and FOR proposals 1 and 3.

1. To adopt and approve an amendment to the Company's Restated Certificate of Incorporation to provide for division of the Board of Directors into three classes, each class to serve staggered three year terms.

                                FOR_______ AGAINST________ ABSTAIN________


2. To elect the six (6) directors listed in the table below. If the proposal to classify the Board of Directors is adopted, the six (6) directors elected at the Annual Meeting will serve terms as noted below and until their respective successors are elected or appointed or until their earlier resignation or removal. If the proposal to classify the Board of Directors is not adopted, the directors elected will serve until the next Annual Meeting and until their respective successors are elected or appointed or until their earlier resignation or removal.




 NAME                            CLASS                TERM
-----                            -----                ----
 Dinesh C. Patel                 Class III            2000 Annual Meeting
 William I. Higuchi              Class I              1998 Annual Meeting
 Gary L. Crocker                 Class II             1999 Annual Meeting
 Jay J. Pisik                    Class I              1998 Annual Meeting
 James T. O'Brien                Class II             1999 Annual Meeting
 Boyd J. Poulsen                 Class III            2000 Annual Meeting


    FOR all director nominees listed (except as marked to the contrary) _____

    Withhold authority to vote for all director nominees listed._____



NOTE: TO WITHHOLD A VOTE FOR ANY INDIVIDUAL DIRECTOR, DRAW A LINE THROUGH SUCH
      DIRECTOR'S NAME.

3. To ratify the appointment of Ernst and Young LLP as the Company's independent auditors for 1997.

                                FOR_______ AGAINST________ ABSTAIN________

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Please sign exactly as your name appears herein. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


Dated:  May, ________, 1997               Dated:  May, ________, 1997


SSN or IRS Taxpayer ID #: _____________   SSN or IRS Taxpayer ID #: _____________

Signature:  ___________________________   Signature:  ___________________________
